FORM 8-K






MONDAY              MARCH 1, 2021




CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934









Date of report (Date of earliest event report:




MONDAY              MARCH 1, 2021










Access-Power, & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069





IRS Employer Identification No: 59-3420985


(Address of Principal Executive Officers)

Access-Power & Co., Inc.
PO BOX 598
Grand Haven, MI  49417




Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	    Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Dear Shareholders of ACCR and Commissioners of the SEC,

ACCR had a BOD meeting last week on February 24, 2021.

ACCR is very pleased to announce the following election of two (2) Officers. These Officers have sworn to hold their duties in the most responsible and professional manner. They will report to the Shareholders of the Corporation via our Board of Directors.

ACCR is a clean SHELL with no debt larger than $10,000.00

ACCR had a BOD meeting, and elected the following Officers of this Corporation. Their names have been added to the Secretary of State's website in Florida and Michigan, www.sunbiz.org and www.lara.gov.


Chief Legal Counsel
J STEPHEN MILLS
Steve has been elected for a 1 year term.
"Stephen  Mills has over 20 years experience assisting businesses and investors with their legal needs. He received his law degree from the University of Memphis and is licensed to practice law in Tennessee and Federal courts and before state and Federal administrative agencies." PO BOX 598
Grand Haven, MI   49417
www.stevemillslaw.com




Chief Corporate Secretary
Stavey Bolin
Stacey has been elected for a 1 year term.
"Experienced in mergers and acquisitions, business owner for 35 years, background in Chemical Engineering and Architecture, full time Stock Analyst and Trader, and stock writer. Stacey will be responsible for record keeping and other defined duties as our Chief Corporate
Secretary. Stacey also brings a wealth of contacts to this Corporation." PO BOX 598
Grand Haven, MI    49417




ACCR feels very confident in the Election of these two (2) professionals and what they both bring to ACCR.

ACCR Share Structure as of March 1, 2021
AS 300,000,000
OS 300,000,000
PATRICK 186.5mln estimated or 62.3218% of all common stock
FLOAT 98,376,146
CEDE 94.1mln
Non Objecting Beneficial Owners 69.5mln

Objecting Beneficial Owners estimated 2-4x difference to 1 over
40,000,000-60,000,000 shares possible over 100,000,000 shares
Why? do we have so many people that OBJECT to having their names/addresses released?

ACCR wants to remind our Shareholders and the Commission that our PCAOB auditor continues to work diligently to complete our PCAOB AUDIT.

Ben Borgers will be re-doing our last 2 years
PBAOB audited financials. We start week #2 of our audit today. http://www.bfbcpa.us/about-us
Ben Borgers, CPA, CVA, Managing Partner
Ben is a CPA with over 15 years experience in public accounting.
Ben has two degrees from Texas A & M University. One is in Information Technology (IT) and the other is in Accounting. He began his career as a database administrator for the Texas Agricultural Extension Service managing several web enabled databases covering employees and support personnel in 254 different counties in Texas. Ben developed and maintained the databases and the web portal for these and also worked for an IT consulting company on weekends doing general IT and database consulting.
This gave him a solid background in IT and Database systems and allows him the ability to understand complicated information systems and IT internal controls.




EVEN A WORTHLESS ENTITY
"Even something that is ultimately worthless can create real goods and services in the near-term, Greenspan says."
https://www.cnbc.com/2017/12/06/greenspan-compares-bitcoin-to-
colonial-america-currency-that-eventually-became-worthless.html

ACCR only believes in funding to the UPSIDE. We do not believe in PROMOTION and there is NO INSIDER DUMPING. We have our sights on merging with a BIG COMPANY soon.

Patrick...my Shareholders of ACCR...just a little longer.


GO ACCR!!!

Patrick J Jensen
Director of ACCR
MONDAY              MARCH 1, 2021


The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.




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